ARTICLES OF INCORPORATION

                                       OF

                                   U.S. RECORP

                                      * * *

The Undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to pr9ivate corporations, hereby adopts the following Articles of Incorporation:

         ARTICLE ONE.          [NAME].     The name of the corporation is:

                                   U.S. RECORP

         ARTICLE TWO [LOCATION]. The address of the corporation's principal office in the State of Nevada is 5025 S. Eastern Avenue, #24, in the city of Las Vegas, County of Clark, State of Nevada 89119. The initial agent for service of process at that address is PACIFIC NATIONAL VENTURE, INC.

         ARTICLE THREE [PURPOSES]. The purpose for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.

         ARTICLE FOUR [CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of TWENTY-FIVE MILLION (25,000,000) shares, par value ONE MIL ($0.001) per share, for a total capitalization of $25,000.

         The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights of subscribe to any unissued stock of any other securities of which the corporation may now or hereafter be authorized to issue.

         The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

         The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

     ARTICLE FIVE [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors fo not less than three (3) persons. The name and addresses of the first Board of Directors are:

                  NAME                                   ADDRESS
                  ----                                   -------

         Elliott R. Pearson                   5025 S. Eastern Avenue, #24
                                              Las Vegas, Nevada 89119

         Steve Lopez                          1536 La Jolla Avenue
                                              Las Vegas, Nevada 89109

         Curtis M. Jamison                    P.O. Box 71602
                                              Reno, Nevada 89570

         ARTICLE SIX [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

         ARTICLE SEVEN [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

         NAME                               ADDRESS
         ----                               -------

         Elliott R. Pearson                 5025 S. Eastern ave., #24
                                            Las Vegas, Nevada 89119

         ARTICLE EIGHT [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

         ARTICLE NINE [BY-LAWS]. The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

         ARTICLE TEN [STOCKHOLDERS' MEETINGS]. Meetings of Stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

         ARTICLE ELEVEN [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors of officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a part to, or may be peculiarly or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         IN WITNESS WHEREOF, the undersigned incorporator has hereunto fixed his signature in Las Vegas, Nevada this 30th day of October, 1991.

                                    U.S. RECORP.


                                    By: /s/ Elliott R. Pearson
                                        -------------------------------
                                            Elliot R. Pearson
                                            President

STATE OF NEVADA                     )
                                    ( ss.
CLARK COUNTY                        )


         On this 30th day of October, 1991, before me, the undersigned, a Notary Public, personally appeared Elliott R. Pearson, known to me to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                     /s/Jim Stanley

                                     ----------------------------------
                                        Notary Public

My Commission Expires:
July 7, 1993

                                    AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                                   U.S. RECORP

                                      * * *

         Pursuant to the provisions of the Nevada Revised Statutes, U.S. RECORP., a Nevada corporation, adopts the following amendment to its Articles of
Incorporation:

                  1. The undersigned hereby certify that on the 15th day of January, 2001, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings,a nd at which time the following resolution was duly adopted by the Board of Directors:

                  BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority or the voting power of the outstanding stock of the corporation for the following purposes:

                  To amend Article One to change the name to:

                                NEW CANNON, INC.

                  To amend Article Four to provide for 100,000,000 shares common stock and 10,000,000 shares preferred stock and to provide for a forward split of the common stock of the corporation on a basis of five (5) shares of New Cannon, inc. common stock of each one (1) share of U.S. Recorp. stock.

                  2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 103,600 shares common stock of the 203,600 shares issued and outstanding of U.S. Recorp. gave their written consent to the adoption of the Amendment to the Articles of Incorporation, Article One to change the corporation's name and for the forward split of the corporation's stock as follows:

                  ARTICLE ONE [NAME]. The name of the corporation is:

                                NEW CANNON, INC.

                  ARTICLE FOUR [CAPITAL STOCK The corporation shall have authority to issue an aggregate of ONE HUNDRED TEN MILLION (110,000,000) shares of Stock, Par Value $0.001 per share, divided into two (2) classes of stock as follows:

                  1. [COMMON STOCK] ONE HUNDRED MILLION (100,000,000) shares of Common Stock, par value ONE MILL ($0.001) per share.

                  2. [CONVERTIBLE PREFERRED STOCK] TEN MILLION (10,000,000) shares of convertible Preferred Stock, par value ONE MILL ($0.001) per share.

                  All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre- emptive or preferential rights to subscribe to any unissued stock, or any other securities which the corporation may now or hereafter be authorized to issue.

                  The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

                  Holders of the corporation's Common Stock shall not posses cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

                  The proposal to provide for a forward split of the common stock of the corporation on a basis of five (5) shares of New Cannon, Inc. common stock for each one (1) share of U.S. Recorp. stock was adopted by 103,600 shares of the 203,600 shares issued and outstanding.

         IN WITNESS WHEREOF, the undersigned being the President and Secretary of U.S. Recorp., a Nevada corporation, hereunto affix their signatures this 15th day of January, 2001.

                                  U.S. RECORP.

                                  By: /s/ Evgeny Afineevsky

                                      ------------------------------
                                          Evgeny Afineevsky
                                          President

                                  By: /s/ Menahem Golan.
                                      --------------------------------
                                          Menahem Golan
                                          Assistant Secretary

STATE OF CALIFORNIA                 )
                                    ( ss.
COUNTY OF LOS ANGELES               )


         On this 29th day of January, 2001, before me, the undersigned, a Notary Public, personally appeared Evgeny Afineevsky, President and Menaham Golan, Assitant Secretary of U.S. RECORP., a Nevada corporation, known to me to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                     /s/Titiana Janashvili

                                                     ---------------------
                                                     Notary Public

My Commission Expires:
03/27/04

                            CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                                NEW CANNON, INC.

                                      * * *

         Pursuant to the provisions of the Nevada Revised Statutes, U.S. RECORP., a Nevada corporation, adopts the following amendment to its Articles of
Incorporation:

                  1. The undersigned hereby certify that on the 30th day of May, 2002, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, a nd at which time the following resolution was duly adopted by the Board of Directors:

                  BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority or the voting power of the outstanding stock of the corporation for the following purposes:

                  To amend Article One to change the name to:

                           NEW GENERATION FILMS, INC.

                  2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 9,000,000 shares common stock of the 14,518,000 shares issued and outstanding of New Cannon, Inc. gave their written consent to the adoption of the Amendment to the Articles of Incorporation, Article One to change the corporation's name as follows:

                  ARTICLE ONE [NAME]. The name of the corporation is:

                           NEW GENERATION FILMS, INC.

                  IN WITNESS WHEREOF, the undersigned being the President and Secretary of New Cannon, Inc., a Nevada corporation, hereunto affix their signatures this 30th day of May, 2002.

                               NEW CANNON, INC.


                               By: /s/ Evgeny Afineevsky

                                   ------------------------------
                                       Evgeny Afineevsky
                                       President

                               By: /s/ Alexander H. Walker, Jr.
                                   ------------------------------------------
                                       Alexander H. Walker, Jr.
                                       Secretary


STATE OF CALIFORNIA                 )
                                    ( ss.
COUNTY OF LOS ANGELES               )


         On this 30th day of May, 2002, before me, the undersigned, a Notary Public, personally appeared Evgeny Afineevsky, President of NEW CANNON, INC., a Nevada corporation, known to me to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    /s/Alex Janashvili

                                    --------------------------------------
                                  Notary Public

My Commission Expires:
March 27, 2004

                                        2

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